iNGEN NETWORKS
17613 N. 36th st.
Phoenix, AZ 85032
P: (602) 228-6237
F: (602) 788-1358

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Web Site Development and Hosting

Prepared for:
InteractiveOutdoors.tv







































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                           TRULY INGENIOUS NETWORKING


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Web site development and hosting

Scope of Work

iNGEN NETWORKS is pleased to provide the following proposal related to website hosting and development (The Project) for InteractiveOutdoors.tv (The Customer). This proposal includes the complete scope of work and term of this agreement.

Server & Hosting Specifications:

InteractiveOutdoors.tv

Account Features                    Domain Name
*30-Day Money Back Guarantee        *Domain Registration or
*99.9% Uptime Guarantee(2)          *Transfer Service(4)
*Support via E-Mail & Telephone
                                    E-Mail Features
Technical Features                  *Unlimited E-Mail Accounts
*300 MB Disk Space                  *WebMail E-Mail Access
*4 GB Monthly Data Transfer         *Catch-All Option
*400,000 Monthly Page Views(3)      *Unlimited Aliases
*10 User Accounts                   *Unlimited Autoresponders
                                    *Unlimited Forwarders
Site Management                     *2 Mailing Lists
*Web-Based Real-Time Statistics
*Microsoftr FrontPager 2002         Database & Indexing
*Server Extensions                  *2 ODBC DSNs
*FTP Access (24 Hour)               *Access Database Support
*Anonymous FTP Access               *SQL Server Databases
*Access to Raw Log Files            *MySQL Databases
                                    *Index Server
E-Commerce Features
*SSL Support                        Software & Scripting
*Shared SSL                         *Active Server Pages (ASP)
*Shopping Cart                      *ASP Components
*Credit Card Processing             *CGI-BIN Folder
                                    *PERL & PERL Script Support
Multimedia Features                 *PHP Support
*Microsoftr Windows Media
*Services









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                                  TRULY INGENIOUS NETWORKING
Server and Hosting Specifications

Virtual Sites: Quads, Hunters, Fishers, Affiliate Program
Web sites

Account Features                     Domain Name
*30-Day Money Back Guarantee         *Domain Registration or
*99.9% Uptime Guarantee              *Transfer Service

Technical Features                   E-Mail Features
*100 MB Disk Space                   *2 E-Mail Accounts
*1 GB Monthly Data Transfer          *WebMail E-Mail Access
*100,000 Monthly Page Views          *Catch-All Option
*1 User Account                      *Unlimited Aliases
                                     *Unlimited Autoresponders
Site Management                      *Unlimited Forwarders
*Microsoftr FrontPager 2002
*Server Extensions
*FTP Access (24 Hour)
*Anonymous FTP Access
*Access to Raw Log Files

Web Hosting:

Hosting Services:

Server based services include the hosting and content delivery of InteractiveOutdoors.tv, VirtualHunters.com,
VirtualFishers.com and VirtualQuads.com (the sub-domains) content to the Internet. This includes all text files, image files, Internet audio files and Internet video files.

Server Support:

iNGEN NETWORKS performs all maintenance, upgrades and support for the web servers and network. The scheduled maintenance period for all of our services is every Sunday morning between 12:00 am and 4:00 am Eastern Standard Time.








Website development:

User Interface Development:

INGEN NETWORKS will work with The Customer to create an all-new user interface for InteractiveOutdoors.tv including graphic elements and business end structure. INGEN Networks will develop 3 demonstration web pages, each with a different look and feel to help The Customer to envision the future look and feel of the web site. Upon final selection of the interface, a complete website will be constructed with the following features:

Home Page
About InteractiveOutdoors.tv
Outfitter Finder and related pages
Investor Relations
Contact - with anonymous contact form
Affiliate Program - Information regarding the
InteractiveOutdoors.tv "affiliate program". See Affiliate
Program section.
Additional Content, up to 15 additional pages

Online Subscription capabilities - Requires merchant account provided by InteractiveOutdoors.tv

Updateable subscription "teaser" content - Describes what is available on this month's edition of the CD ROM for each of the sub-domains.

Banner Advertisement integration and accounting - Banner advertising integration allows the server to dynamically display advertisers creative materials on every page which, in turn will help the "sell-ability" of banner advertising throughout the website. The accounting functions will help the customer to account for banner advertisement "click-throughs" and provide monthly reports for advertisers

Database connectivity - Please see the Business End section of this proposal.

Business End:

Customer Management Database - Complete online customer database that includes customer contact information, subscription information and contest eligibility information. Includes "Private Site" reporting features (up to 5 reports to be defined by customer).

Outfitter Finder Database - Complete outfitter database that contains information on participating outfitters including outfitter name, type, address, primary services and links to Yahoo! maps. Also includes "Private Site" management functions to update, add and remove outfitters.

Advertising Management Database - Provides back-end functionality for Banner Advertisement Integration and Account feature detailed in the User Interface section


Affiliate Program:

INGEN NETWORKS will help develop an affiliate program for InteractiveOutdoors.tv. The affiliate program will consist of the following:

* Wholesale web hosting for InteractiveOutdoors.tv affiliates
* Development of 10, website templates for InteractiveOutdoors.tv affiliates, up to 3 pages each

       *    Online "Choose my website" pages allows new
          InteractiveOutdoors.tv customers to pick their basic design online
       * Customization of templates for InteractiveOutdoors.tv affiliates

*    Reduced rate content maintenance via Content Specialist

Maintenance:

At the time the initial site development is complete, production updates will be turned over to an iNGEN Networks content specialist. The content specialist duties include interfacing with the customer to insert and develop content based on the customer specifications. The content specialist is billed at a reduced hourly rate.

Term & Discount

iNGEN NETWORKS offers a 30-day money back guarantee. If you aren't happy with the hosting service or support for any reason with in the first 30 days, let us know and we'll refund your first months payment. Otherwise, the duration of this contract is 12 months. The guarantee does not cover setup or installation charges, web development or third party product purchases. Annualized payment of services will result in a 10% discount.

Terms and Acceptance

Statement of Work:
This document comprises the complete statement of work. Both parties must agree upon any changes in writing.

Hosting Setup Charges:
$150.00 (InteractiveOutdoors.tv)
$50.00 (Each sub-domain)
Affiliate Program Setup $25 per Affiliate

Hosting Monthly Recurring Charges:
$50.00 (InteractiveOutdoors.tv)
$10.00 (Each sub-domain)
Affiliate Program Monthly Recurring Charges $9.00

Web Design / Development:

Pricing for website redesign, 3 SQL databases with complete development and integration is $6000.00, all-inclusive.

Development of 10, 3 page web site templates, as well as
integration of the online "choose my site" functionality
$1000.00

Affiliate program template customization will be billed at a $45.00 flat rate per 3 page affiliate web site. Additional pages will be billed at a $25.00 per page rate.

Content Specialist:

Content Specialist services are billed at $40.00 per hour 10 hour blocks are available @ $35.00 per hour, prepaid.

Affiliate Program related content changes will be billed at $35.00 per hour

Payment terms:

iNGEN NETWORKS offers NET 15 payment terms. All payments must be received before the second day of each month. Late payments will incur a $25.00 charge.

Payment arrangements are available with the following terms:
50% down ($4130.00) +  3 payments of $1376.66 due on
4/25/02, 5/25/02 and 6/25/02.

Total payments at the end of four months $8259.98.

These payments include the total amounts due for the data bases, web development and full payment for hosting the current sites for a period of 12 months. No further payments will be due for hosting the current sites at the end of the four month payment process.

Start date:

iNGEN NETWORKS will begin work on the Project within 24 hours of receipt of a signed copy of this Statement of Work and receipt of any deposits due. Website development will take approximately 12 days.

Approvals:

I have read and understand the terms and conditions set forth in this proposal. Furthermore, I wish to have iNGEN
NETWORKS begin the project.

Signed: /s/ Edward N. Weeks, Jr.
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Date:   4-1-02
Title:  CEO